UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant § 240.14a-12

TECHNIPFMC PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 24, 2020

The following Notice of 2020 Annual General Meeting of Shareholders relates to the proxy statement (the “Proxy Statement”) of TechnipFMC plc (the “Company”), dated March 13, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual General Meeting of Shareholders to be held on April 24, 2020 (the “Annual Meeting”).

NOTICE IS HEREBY GIVEN, that as a result of the outbreak of the coronavirus disease 2019 (COVID-19) and rapidly developing public health guidance in the United Kingdom, the Company’s Annual Meeting will be moved from the Company’s headquarters in London to its offices at Pitreavie Business Park, Queensferry Road, Dunfermline KY11 8UD, United Kingdom. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about March 31, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

TechnipFMC Proxy Statement 2020

Notice of 2020 Annual General Meeting of Shareholders
TechnipFMC plc
(a public limited company having its registered office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom and incorporated in England and Wales with company number 09909709)

April 24, 2020
10:00 a.m., London time
Pitreavie Business Park, Queensferry Road, Dunfermline KY11 8UD, United Kingdom

Proposal	Description
1(a) – 1(n)	Election of Directors: To re-elect each of our 14 director nominees for a term expiring at the Company’s 2021 Annual General Meeting of Shareholders:
	a. Douglas J. Pferdehirt b. Eleazar de Carvalho Filho c. Arnaud Caudoux d. Pascal Colombani	e. Marie-Ange Debon f. Claire S. Farley g. Didier Houssin h. Peter Mellbye	i. John O’Leary j. Olivier Piou k. Kay G. Priestly l. Joseph Rinaldi	m. James M. Ringler n. John Yearwood
2
2019 U.S. Say-on-Pay for Named Executive Officers: To approve, as a non-binding advisory resolution, the Company’s named executive officer compensation for the year ended December 31, 2019, as reported in the Company’s Proxy Statement

3
2019 U.K. Directors’ Remuneration Report: To approve, as a non-binding advisory resolution, the Company’s directors’ remuneration report for the year ended December 31, 2019, as reported in the Company’s U.K. Annual Report and Accounts

4	Receipt of U.K. Annual Report and Accounts: To receive the Company’s audited U.K. accounts for the year ended December 31, 2019, including the reports of the directors and the auditor thereon
5
Ratification of PwC as U.S. Auditor: To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s U.S.  independent registered public accounting firm for the year ending December 31, 2020

6
Reappointment of PwC as U.K. Statutory Auditor: To reappoint PwC as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office from the conclusion of the 2020 Annual General Meeting of Shareholders until the next annual general meeting of shareholders at which accounts are laid

7
Approval of U.K. Statutory Auditor Fees: To authorize the Board and/or the Audit Committee to determine the remuneration of PwC, in its capacity as the Company’s U.K. statutory auditor for the year ending December 31, 2020

These items are more fully described in the Proxy Statement mailed to you on March 13, 2020. As of the date of this Notice, TechnipFMC does not know of any other matters to be raised at the 2020 Annual General Meeting of Shareholders.
Your vote is very important. You may continue to use the proxy card mailed to you on March 13, 2020 to vote in connection with the Annual Meeting. To ensure appropriate social distancing protocols, the Company requests that shareholders not attend the Annual Meeting in person. The Board encourages you to (i) promptly return your proxy card or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker.

April 1, 2020 On behalf of the Board of Directors, Dianne B. Ralston Executive Vice President, Chief Legal Officer, and Secretary